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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 30, 2004

LAS VEGAS SANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	333-42147 (Commission File Number)	04-3010100 (I.R.S. Employer Identification No.)
3355 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA 89109 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 8.01    Other Events.

        On September 30, 2004, two wholly-owned subsidiaries of the registrant, Phase II Mall Holding, LLC and Phase II Mall Subsidiary, LLC (collectively, the "Borrowers"), entered into a Construction Loan Agreement with The Bank of Nova Scotia, as sole lead arranger and sole bookrunner, Sumitomo Mitsui Banking Corporation, as syndication agent, and certain lenders (the "Agreement"). The Agreement provides that the Borrowers will file the Agreement with the Securities and Exchange Commission. The Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

  Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Title
4.1	Construction Loan Agreement, dated as of September 30, 2004, by and among Phase II Mall Holding, LLC and Phase II Mall Subsidiary, LLC, as borrowers, certain lenders party thereto, The Bank of Nova Scotia, as sole lead arranger and sole bookrunner, and Sumitomo Mitsui Banking Corporation, as syndication agent.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 18, 2004

LAS VEGAS SANDS, INC.
By:	/s/ SCOTT HENRY Name: Scott Henry Title: Senior Vice President & Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Title
4.1	Construction Loan Agreement, dated as of September 30, 2004, by and among Phase II Mall Holding, LLC and Phase II Mall Subsidiary, LLC, as borrowers, certain lenders party thereto, The Bank of Nova Scotia, as sole lead arranger and sole bookrunner, and Sumitomo Mitsui Banking Corporation, as syndication agent.

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SIGNATURES
EXHIBIT INDEX